Exhibit 5.1

OPINION AS TO LEGALITY

April 12, 2001

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, Minnesota 55437

                  Re:    2,000,000 Shares of Common Stock, $0.01 par value, of PLATO Learning, Inc.

Dear Sir or Madam:

                  We have acted as special counsel to PLATO Learning, Inc. (the “Company”) in connection with the preparation of the Registration Statement on Form S-3 (together with any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 2,000,000 shares of Common Stock $0.01 par value (the “Shares”), of the Company. This opinion also relates to any registration statement prepared in connection with the offering of the Shares that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act.

                  This opinion letter is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, in the form filed with the Commission and as amended through the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the By-laws of the Company, as currently in effect; and (iv) the form of resolutions of the board of directors of the Company relating to the filing of the Registration Statement and the issuance and sale of Shares in connection therewith (the “Resolutions”). We also have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares will be validly issued, fully paid, and non-assessable when the Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefor.

                  The foregoing opinions are limited to the laws of the United States and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states to the issuance or sale of the Shares.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are “experts” within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn

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